Exhibit 99.1

SouthState Bank Corporation to Announce Quarterly Earnings Results on Wednesday, October 21, 2026	For Immediate Release
Media Contact
Jackie Smith, 803.231.3486

WINTER HAVEN, FL – October 2, 2026 – SouthState Bank Corporation (NYSE: SSB) (“SouthState” or the “Company”) announced today that it will release third quarter 2026 earnings results on Wednesday, October 21, 2026, after the market closes. Upon release, investors may access a copy of SouthState’s earnings results at the Company’s website at www.SouthStateBank.com under Investor Relations, News, News & Market Data section.

SouthState will host a conference call on Thursday, October 22, 2026 at 9:00 a.m. (ET) to discuss its third quarter 2026 results. Investors may call in (toll free) by dialing (833) 461-5787 within the US (host: Will Matthews, CFO). The conference ID number is 728284222. The numbers for international participants are listed at https://help.events.q4inc.com/eahc/international-dial-in-numbers. Participants may also pre-register for the conference by navigating to https://events.q4inc.com/attendee/728284222. Access detail will be provided via email upon completion of registration.

Alternatively, individuals may listen to the live webcast of the presentation by visiting the link at SouthState’s website at www.SouthStateBank.com. A replay of the live webcast is expected to be available by the evening of October 22, 2026 through the Investor Relations section of www.SouthStateBank.com.